EXHIBIT 99.1

Enerpac Tool Group Reports Third Quarter Fiscal 2024 Results

Third Quarter of Fiscal 2024 Continuing Operations Highlights*

  Net sales were $150 million, a 4% decline year-over-year, due to the disposition of Cortland Industrial
  Organic sales increased 1.2% year-over-year**
  Gross margin expanded 200 basis points year-over-year to 51.8%
  Operating margin was 22.2% and adjusted operating margin was 24.6%
  Net earnings were $23 million, or $0.41 per share, and adjusted net earnings were $26 million, or $0.47 per share
  Adjusted EBITDA was $40 million, an increase of 6% year-over-year
  Adjusted EBITDA margin was 26.4%, an expansion of 240 basis points year-over-year
  Narrowing full-year organic revenue growth to 2% to 3% and raising the midpoint of adjusted EBITDA guidance

*This press release contains financial measures in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in addition to non-GAAP financial measures. Reconciliations of the non-GAAP financial measures to the comparable GAAP measures are presented in the tables accompanying this release.

**Organic sales, formerly referred to as core sales, represents net sales excluding the impact of foreign exchange rates, acquisitions, and divestitures. A reconciliation of organic sales to the comparable net sales is presented in the tables accompanying this release.

MILWAUKEE, June 24, 2024 (GLOBE NEWSWIRE) -- Enerpac Tool Group Corp. (NYSE: EPAC) (the “Company” or “Enerpac”) today announced results for its fiscal third quarter ended May 31, 2024.

“We were pleased with our continued progress in the quarter, particularly on capturing further margin expansion as we focus on driving enhanced operational efficiency and SG&A productivity,” said Paul Sternlieb, Enerpac Tool Group’s President & CEO. “While we experienced sequentially slower growth in the third quarter, we believe we are continuing to outpace the soft general industrial marketplace. Moreover, we continue to make solid progress toward our long-term financial and strategic objectives.”

Consolidated Results from Continuing Operations
(US$ in millions, except per share data)
	Three Months Ended		Nine Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Net Sales	$150.4	$156.3	$430.8	$437.6
Operating Profit	$33.4	$25.4	$91.5	$51.7
Adjusted Operating Profit	$37.0	$33.9	$101.0	$85.7
Net Earnings	$22.6	$17.0	$58.8	$30.5
Diluted EPS	$0.41	$0.30	$1.07	$0.53
Adjusted Diluted EPS	$0.47	$0.39	$1.22	$1.04
Adjusted EBITDA	$39.7	$37.5	$108.9	$96.3

Third Quarter Fiscal 2024 Consolidated Results Comparisons

Consolidated net sales for the third quarter of fiscal 2024 were $150.4 million compared to $156.3 million in the prior-year period, a decrease of 3.8%. Organic sales, excluding the disposition of Cortland Industrial and the impact of foreign currency, increased 1.2% year-over-year, with service revenue growth of 7.3% and flat product sales. Net sales growth for the Industrial Tools & Services (IT&S) reportable segment was 1.3%, with organic sales growth of 1.8%, partially offset by a year-over-year decline at Cortland Biomedical, which comprises the Other operating segment.

Gross margin expanded 200 basis points year-over-year to 51.8%, driven by benefits from pricing actions, a favorable sales mix, and the disposition of Cortland Industrial. Selling, general and administrative expenses of $43.7 million declined $7.4 million year-over-year because of lower ASCEND transformation program expenses and a continued focus on managing discretionary spending. Adjusted SG&A was 27.0% of sales, down 50 basis points from 27.5% of sales in the year-ago period.

Operating profit increased 31% year-over-year to $33.4 million, with an operating profit margin of 22.2%, up from 16.3% in the third quarter of fiscal 2023. Adjusted operating profit increased 9% to $37.0 million, with an adjusted operating margin of 24.6%, a 290 basis point expansion over the prior-year period.

Third quarter fiscal 2024 net earnings and diluted EPS were $22.6 million and $0.41, respectively, compared to $17.0 million and $0.30, respectively, in the year-ago period.

Third quarter adjusted EBITDA was $39.7 million compared to $37.5 million in the year-ago period, achieving an adjusted EBITDA margin of 26.4%, up 240 basis points from 24.0% in the third quarter of fiscal 2023.

Net cash provided by operating activities was $30.3 million for the third quarter of fiscal 2024 as compared to $17.3 million in the prior-year period. The increase in cash from operations was primarily due to lower ASCEND transformation payments as well as higher net earnings. In addition, the Company continues to drive improvements in working capital management and inventory efficiency.

Industrial Tools & Service (IT&S)
(US$ in millions)
	Three Months Ended		Nine Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Net Sales	$145.9	$144.1	$417.8	$402.3
Operating Profit	$41.0	$36.2	$114.0	$93.3
Operating Profit %	28.1%	25.1%	27.3%	23.2%
Adjusted Op Profit(1)	$43.6	$39.8	$121.0	$103.8
Adjusted Op Profit %(1)	29.9%	27.6%	29.0%	25.8%

(1) Excludes approximately $1.5 million of restructuring charges and $1.1 million of ASCEND charges in the third quarter of fiscal 2024 as compared to approximately $1.1 million of restructuring charges and $2.5 million of ASCEND charges in the third quarter of fiscal 2023. The nine months ended May 31, 2024 excludes approximately $4.1 million of restructuring and $2.9 million of ASCEND charges in the third quarter of fiscal 2024 as compared to $4.6 million of restructuring charges and $5.8 million of ASCEND charges in the prior year period.

IT&S Results Comparisons

Third quarter fiscal 2024 net sales for IT&S were $145.9 million, ahead 1.3% year-over-year with organic growth of 1.8%. Organic growth was driven by strong performance of service revenues. The segment’s operating profit margin increased 300 basis points to 28.1% and adjusted operating profit margin improved 230 basis points to 29.9%.

Corporate Expenses from Continuing Operations

Corporate expenses were $8.9 million and $12.7 million for the third quarter of fiscal 2024 and fiscal 2023, respectively due to lower ASCEND-related charges during the third quarter of fiscal 2024. Adjusted corporate expenses(2) of $7.9 million for the third quarter of fiscal 2024 were flat compared to the prior year.

(2) Excludes $1.0 million of ASCEND charges and minimal restructuring charges in the third quarter of fiscal 2024 compared to $3.5 million of ASCEND charges, $1.1 million of restructuring charges, $0.2 million of M&A charges, and $0.1 million of leadership transition charges in the third quarter of fiscal 2023.

Balance Sheet and Leverage
(US$ in millions)	May 31, 2024	February 29, 2024	May 31, 2023
Cash Balance	$132.4	$153.7	$142.0
Debt Balance	$195.7	$244.9	$234.7
Net Debt / Adjusted EBITDA*	0.5x	0.7x	1.0x

*Calculated in accordance with the terms of the Company’s September 2022 Senior Credit Facility.

Net debt on May 31, 2024, was $63.3 million, resulting in a net debt to adjusted EBITDA ratio of 0.5x. The Company repurchased 71,536 shares of its common stock in the third quarter of fiscal 2024 for a total of $2.6 million. There are approximately 2.9 million shares remaining under the 10 million share authorization announced in March of 2022.

Outlook

The Company is narrowing its fiscal 2024 guidance, projecting organic sales growth of approximately 2% to 3%. With a $5 million headwind from new foreign exchange rate assumptions, that translates to a net sales range of $585 million to $590 million. At the same time, the company increased the midpoint of adjusted EBITDA guidance, projecting a range of $147 million to $150 million based on better-than-expected margin performance. Free cash flow guidance is unchanged at $60 million to $70 million. The updated key foreign exchange rates and other guidance assumptions are included in the presentation materials accompanying the earnings webcast.

“Enerpac’s continued success across our strategic and operational initiatives is supporting our growth and profitability objectives and advancing our position as a premier industrial solutions provider,” concluded Sternlieb. “The benefits of our transformational ASCEND program and our focused growth strategy, combined with our strong balance sheet, are the foundation of our shareholder value creation strategy.”

Conference Call Information

An investor conference call is scheduled for 7:30 am CT on June 25, 2024. Webcast information and conference call materials, including an earnings presentation, are available on the Enerpac Tool Group company website (www.enerpactoolgroup.com).

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. In addition to statements with respect to guidance, the terms “outlook,” “guidance,” “may,” “should,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “objective,” “plan,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with such statements, risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements include, without limitation, general economic uncertainty, market conditions in the industrial, oil & gas, energy, power generation, infrastructure, commercial construction, truck and automotive industries, the impact of geopolitical activity, including the invasion of Ukraine by Russia and international sanctions imposed in response thereto, as well as the armed conflict involving Hamas and Israel, the ability of the Company to achieve its plans or objectives related to its growth strategy, market acceptance of existing and new products, market acceptance of price increases, successful integration of acquisitions, the impact of dispositions and restructurings, the ability of the Company to continue to achieve its objectives related to the ASCEND program, including any assumptions underlying its calculation of expected incremental operating profit or program investment, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, risks related to reliance on independent agents and distributors for the distribution and service of products, material, labor, or overhead cost increases, tax law changes, foreign currency risk, interest rate risk, commodity risk, tariffs, litigation matters, impairment of goodwill or other intangible assets, the Company’s ability to access capital markets and other risks and uncertainties that may be referred to or noted in the Company’s reports filed with the Securities and Exchange Commission from time to time, including those described in the Company’s Form 10-K for the fiscal year ended August 31, 2023 and most recent report on Form 10-Q. Enerpac Tool Group disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Non-GAAP Financial Information

This press release contains financial measures that are not measures presented in conformity with GAAP. These non-GAAP measures include organic sales, EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted earnings from continuing operations, adjusted diluted earnings per share from continuing operations, adjusted operating profit from continuing operations, segment organic sales, adjusted operating profit and adjusted EBITDA, adjusted corporate expense, adjusted SG&A expense, free cash flow and net debt. This press release includes reconciliations of non-GAAP measures to the most comparable GAAP measure, included in the tables attached to this press release or in footnotes to the tables included in this press release. Management believes the non-GAAP measures presented in this press release are commonly used financial measures for investors to evaluate Enerpac Tool Group’s operating performance and financial position with respect to the periods presented and, when read in conjunction with the condensed consolidated financial statements, present a useful tool to evaluate ongoing operations and provide investors with metrics they can use to evaluate aspects of the Company’s performance from period to period. In addition, these are some of the financial metrics management uses in internal evaluations of the overall performance of the Company’s business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

About Enerpac Tool Group

Enerpac Tool Group Corp. is a premier industrial tools, services, technology, and solutions provider serving a broad and diverse set of customers and end markets for mission-critical applications in more than 100 countries. The Company makes complex, often hazardous jobs possible safely and efficiently. Enerpac Tool Group’s businesses are global leaders in high pressure hydraulic tools, controlled force products, and solutions for precise positioning of heavy loads that help customers safely and reliably tackle some of the most challenging jobs around the world. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Enerpac Tool Group common stock trades on the NYSE under the symbol EPAC. For further information on Enerpac Tool Group and its businesses, visit the Company's website at www.enerpactoolgroup.com.

(tables follow)

Enerpac Tool Group Corp.
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	May 31,	August 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$132,362	$154,415
Accounts receivable, net	107,617	97,649
Inventories, net	79,107	74,765
Other current assets	28,712	28,811
Total current assets	347,798	355,640

Property, plant and equipment, net	36,237	38,968
Goodwill	266,814	266,494
Other intangible assets, net	36,243	37,338
Other long-term assets	62,372	64,157

Total assets	$749,464	$762,597

Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable	$41,664	$50,483
Accrued compensation and benefits	24,305	33,194
Current maturities of long-term debt	5,000	3,750
Income taxes payable	7,223	3,771
Other current liabilities	43,799	56,922
Total current liabilities	121,991	148,120

Long-term debt, net	190,711	210,337
Deferred income taxes	3,656	5,667
Pension and postretirement benefit liabilities	9,873	10,247
Other long-term liabilities	57,462	61,606
Total liabilities	383,693	435,977

Shareholders' equity
Capital stock	10,858	16,752
Additional paid-in capital	230,996	220,472
Treasury stock	-	(800,506)
Retained earnings	245,256	1,011,112
Accumulated other comprehensive loss	(121,339)	(121,210)
Stock held in trust	(3,777)	(3,484)
Deferred compensation liability	3,777	3,484
Total shareholders' equity	365,771	326,620

Total liabilities and shareholders' equity	$749,464	$762,597

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Earnings
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
	2024	2023	2024	2023
Net sales	$150,389	$156,253	$430,796	$437,595
Cost of products sold	72,506	78,395	207,188	221,464
Gross profit	77,883	77,858	223,608	216,131

Selling, general and administrative expenses	42,101	48,810	125,041	154,116
Amortization of intangible assets	824	1,357	2,480	4,075
Restructuring charges	1,595	2,252	4,393	6,220
Impairment & divestiture charges	-	-	147	-
Operating profit	33,363	25,439	91,547	51,720

Financing costs, net	3,385	3,250	10,793	9,170
Other expense, net	544	525	2,079	1,948
Earnings before income tax expense	29,434	21,664	78,675	40,602

Income tax expense	6,813	4,688	19,877	10,058
Net earnings from continuing operations	22,621	16,976	58,798	30,544
Earnings (loss) from discontinued operations, net of income taxes	3,157	(4,596)	2,535	(6,214)
Net earnings	$25,778	$12,380	$61,333	$24,330

Earnings per share from continuing operations
Basic	$0.42	$0.30	$1.08	$0.54
Diluted	0.41	0.30	1.07	0.53

Earnings (loss) per share from discontinued operations
Basic	$0.06	$(0.08)	$0.05	$(0.11)
Diluted	0.06	(0.08)	0.05	(0.11)

Earnings per share*
Basic	$0.47	$0.22	$1.13	$0.43
Diluted	0.47	0.22	1.12	0.42

Weighted average common shares outstanding
Basic	54,292	57,052	54,344	56,993
Diluted	54,826	57,432	54,840	57,417

*The total of earnings per share from continuing operations and earnings (loss) per share from discontinued operations may not equal earnings per share due to rounding.

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
	2024	2023	2024	2023
Operating Activities
Cash provided by operating activities - continuing operations	27,479	16,602	39,544	24,561
Cash provided by (used in) operating activities - discontinued operations	2,827	652	(2,586)	2,470
Cash provided by operating activities	$30,306	$17,254	$36,958	$27,031

Investing Activities
Capital expenditures	(1,818)	(2,915)	(4,970)	(7,796)
Working capital adjustment from the sale of business assets	-	-	(1,133)	-
Purchase of business assets	-	-	(1,402)	-
Cash used in investing activities - continuing operations	$(1,818)	$(2,915)	$(7,505)	$(7,796)
Cash used in investing activities	$(1,818)	$(2,915)	$(7,505)	$(7,796)

Financing Activities
Borrowings on revolving credit facility	-	26,000	48,000	60,000
Principal repayments on revolving credit facility	(48,000)	-	(64,000)	(24,000)
Principal repayments on term loan	(1,250)	(625)	(2,500)	(625)
Proceeds from issuance of term loan	-	-	-	200,000
Payment for redemption of revolver	-	-	-	(200,000)
Swingline borrowings/repayments, net	-	-	-	(4,000)
Payment of debt issuance costs	-	-	-	(2,486)
Purchase of treasury shares	(2,583)	(20,831)	(32,691)	(20,831)
Stock options, taxes paid related to the net share settlement of equity awards & other	2,170	(8)	1,965	(1,461)
Payment of cash dividend	-	-	(2,178)	(2,274)
Cash (used in) provided by financing activities - continuing operations	$(49,663)	$4,536	$(51,404)	$4,323
Cash (used in) provided by financing activities	$(49,663)	$4,536	$(51,404)	$4,323

Effect of exchange rate changes on cash	(156)	(1,537)	(102)	(2,256)

Net (decrease) increase from cash and cash equivalents	$(21,331)	$17,338	$(22,053)	$21,302
Cash and cash equivalents - beginning of period	153,693	124,663	154,415	120,699
Cash and cash equivalents - end of period	$132,362	$142,001	$132,362	$142,001

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures for Continuing Operations
(In thousands)	Fiscal 2023					Fiscal 2024
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Net Sales
Industrial Tools & Services Segment	$127,297	$130,904	$144,126	$152,851	$555,178	$137,035	$134,822	$145,936	$-	$417,793
Other	12,085	11,056	12,127	7,758	43,026	4,935	3,615	4,453	-	13,003
Enerpac Tool Group	$139,382	$141,960	$156,253	$160,609	$598,204	$141,970	$138,437	$150,389	$-	$430,796

% Net Sales Growth (Decline)
Industrial Tools & Services Segment	4.9%	3.9%	2.7%	9.4%	5.3%	7.6%	3.0%	1.3%	-	3.8%
Other	26.0%	3.7%	5.5%	-36.1%	-1.9%	-59.2%	-67.3%	-63.3%	-	-63.1%
Enerpac Tool Group	6.5%	3.9%	2.9%	5.8%	4.7%	1.9%	-2.5%	-3.8%	-	-1.6%

Adjusted Selling, general and administrative expenses
Selling, general and administrative expenses	$53,247	$52,059	$48,810	$50,949	$205,063	$42,216	$40,723	$42,101	$-	$125,041
Leadership transition charges	(400)	(202)	(90)	(90)	(783)	-	-	-	-	-
M&A charges	-	(196)	(166)	(653)	(1,015)	-	-	-	-	-
ASCEND transformation program charges	(9,382)	(11,197)	(5,536)	(8,381)	(34,495)	(1,093)	(1,370)	(1,457)	-	(3,920)
Adjusted Selling, general and administrative expenses	$43,465	$40,464	$43,018	$41,825	$168,770	$41,123	$39,353	$40,644	$-	$121,121

Adjusted Selling, general and administrative expenses %
Enerpac Tool Group	31.2%	28.5%	27.5%	26.0%	28.2%	29.0%	28.4%	27.0%	-	28.1%

Adjusted Operating profit
Operating profit	$12,309	$13,972	$25,439	$32,202	$83,922	$28,662	$29,521	$33,363	$-	$91,547
Impairment & divestiture (benefit) charges	-	-	-	(6,155)	(6,155)	147	-	-	-	147
Restructuring charges (1)	982	2,987	2,252	1,461	7,681	2,401	398	1,595	-	4,393
Leadership transition charges	400	202	90	90	783	-	-	-	-	-
M&A charges	-	196	166	653	1,015	-	-	-	-	-
ASCEND transformation program charges	9,419	11,372	5,947	8,681	35,419	1,229	1,607	2,042	-	4,878
Adjusted operating profit	$23,110	$28,729	$33,894	$36,932	$122,665	$32,439	$31,526	$37,000	$-	$100,965

Adjusted Operating Profit by Segment
Industrial Tools & Services Segment	$29,099	$34,836	$39,814	$45,269	$149,019	$38,470	$38,909	$43,648	$-	$121,027
Other	1,424	1,156	1,965	254	4,799	2,118	(79)	1,284	-	3,323
Corporate / General	(7,413)	(7,263)	(7,885)	(8,591)	(31,153)	(8,149)	(7,304)	(7,932)	-	(23,385)
Adjusted operating profit	$23,110	$28,729	$33,894	$36,932	$122,665	$32,439	$31,526	$37,000	$-	$100,965

Adjusted Operating Profit % by Segment
Industrial Tools & Services Segment	22.9%	26.6%	27.6%	29.6%	26.8%	28.1%	28.9%	29.9%	-	29.0%
Other	11.8%	10.5%	16.2%	3.3%	11.2%	42.9%	-2.2%	28.8%	-	25.6%
Adjusted Operating Profit %	16.6%	20.2%	21.7%	23.0%	20.5%	22.8%	22.8%	24.6%	-	23.4%

EBITDA from Continuing Operations (2)
Net earnings from continuing operations	$6,409	$7,158	$16,976	$23,105	$53,649	$18,305	$17,871	$22,621	$-	$58,798
Financing costs, net	2,815	3,105	3,250	3,219	12,389	3,697	3,711	3,385	-	10,793
Income tax expense	2,383	2,988	4,688	5,190	15,249	5,669	7,396	6,813	-	19,877
Depreciation & amortization	4,193	4,226	4,084	3,810	16,313	3,426	3,328	3,216	-	9,970
EBITDA	$15,800	$17,477	$28,998	$35,324	$97,600	$31,097	$32,306	$36,035	$-	$99,438

Adjusted EBITDA from Continuing Operations (2)
EBITDA	$15,800	$17,477	$28,998	$35,324	$97,600	$31,097	$32,306	$36,035	$-	$99,438
Impairment & divestiture (benefit) charges	-	-	-	(6,155)	(6,155)	147	-	-	-	147
Restructuring charges (1)	982	2,987	2,252	1,461	7,681	2,401	398	1,595	-	4,393
Leadership transition charges	400	202	90	90	783	-	-	-	-	-
M&A charges	-	196	166	653	1,015	-	-	-	-	-
ASCEND transformation program charges	9,419	11,372	5,947	8,681	35,419	1,229	1,607	2,042	-	4,878
Adjusted EBITDA	$26,601	$32,234	$37,453	$40,054	$136,343	$34,874	$34,311	$39,672	$-	$108,856

Adjusted EBITDA by Segment
Industrial Tools & Services Segment	$31,698	$37,458	$42,525	$47,952	$159,633	$40,880	$41,443	$45,706	$-	$128,030
Other	2,316	2,050	2,855	739	7,961	2,324	141	1,497	-	3,962
Corporate / General	(7,413)	(7,274)	(7,927)	(8,637)	(31,251)	(8,330)	(7,273)	(7,531)	-	(23,136)
Adjusted EBITDA	$26,601	$32,234	$37,453	$40,054	$136,343	$34,874	$34,311	$39,672	$-	$108,856

Adjusted EBITDA % by Segment
Industrial Tools & Services Segment	24.9%	28.6%	29.5%	31.4%	28.8%	29.8%	30.7%	31.3%	-	30.6%
Other	19.2%	18.5%	23.5%	9.5%	18.5%	47.1%	3.9%	33.6%	-	30.5%
Adjusted EBITDA %	19.1%	22.7%	24.0%	24.9%	22.8%	24.6%	24.8%	26.4%	-	25.3%

Notes:
(1) Approximately $0.6 million of the Q4 fiscal 2023 restructuring charges were recorded in cost of products sold.
(2) EBITDA represents net earnings from continuing operations before financing costs, net, income tax expense, and depreciation & amortization. Neither EBITDA nor adjusted EBITDA are calculated based upon generally accepted accounting principles ("GAAP"). The amounts included in the EBITDA and adjusted EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Earnings. EBITDA and adjusted EBITDA should not be considered as alternatives to net earnings, operating profit or operating cash flows. The Company has presented EBITDA and adjusted EBITDA because it regularly reviews these performance measures. In addition, EBITDA and adjusted EBITDA are used by many of our investors and lenders, and are presented as a convenience to them. The EBITDA and adjusted EBITDA measures presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In thousands)	Fiscal 2023				Fiscal 2024
	Q1	Q2	Q3	TOTAL	Q1	Q2	Q3	TOTAL
Net Sales by Segment
Industrial Tools & Services Segment	$127,297	$130,904	$144,126	$402,327	$137,035	$134,822	$145,936	$417,793
Other	12,085	11,056	12,127	35,268	4,935	3,615	4,453	13,003
Enerpac Tool Group	$139,382	$141,960	$156,253	$437,595	$141,970	$138,437	$150,389	$430,796

Adjustment: Fx Impact on Net Sales
Industrial Tools & Services Segment	$2,262	$294	$(747)	$1,809	$-	$-	$-	$-
Other	-	-	-	-	-	-	-	-
Enerpac Tool Group	$2,262	$294	$(747)	$1,809	$-	$-	$-	$-

Adjustment: Impact from Divestitures or Acquisitions on Net Sales
Industrial Tools & Services Segment	$-	$-	$-	$-	$-	$-	$-	$-
Other	(7,031)	(6,220)	(6,938)	(20,189)	-	-	-	-
Enerpac Tool Group	$(7,031)	$(6,220)	$(6,938)	$(20,189)	$-	$-	$-	$-

Organic Sales by Segment (3)
Industrial Tools & Services Segment	$129,559	$131,198	$143,379	$404,136	$137,035	$134,822	$145,936	$417,793
Other	5,054	4,836	5,189	15,079	4,935	3,615	4,453	13,003
Enerpac Tool Group	$134,613	$136,034	$148,568	$419,215	$141,970	$138,437	$150,389	$430,796

Organic Sales Growth (Decline) %
Industrial Tools & Services Segment					5.8%	2.8%	1.8%	3.4%
Other					-2.4%	-25.2%	-14.2%	-13.8%
Enerpac Tool Group					5.5%	1.8%	1.2%	2.8%

Net Sales by Product Line
Product	$111,002	$115,251	$129,995	$356,249	$109,856	$111,557	$122,195	$343,609
Service	28,380	26,709	26,258	81,346	32,114	26,880	28,194	87,187
Enerpac Tool Group	$139,382	$141,960	$156,253	$437,595	$141,970	$138,437	$150,389	$430,796

Adjustment: Fx Impact on Net Sales
Product	$1,481	$(90)	$(768)	$624	$-	$-	$-	$-
Service	781	384	21	1,185	-	-	-	-
Enerpac Tool Group	$2,262	$294	$(747)	$1,809	$-	$-	$-	$-

Adjustment: Impact from Divestitures or Acquisitions on Net Sales
Product	(7,031)	(6,220)	(6,938)	(20,189)	-	-	-	-
Service	-	-	-	-	-	-	-	-
Enerpac Tool Group	$(7,031)	$(6,220)	$(6,938)	$(20,189)	$-	$-	$-	$-

Organic Sales by Product Line (3)
Product	$105,452	$108,941	$122,289	$336,684	$109,856	$111,557	$122,195	$343,609
Service	29,161	27,093	26,279	82,531	32,114	26,880	28,194	87,187
Enerpac Tool Group	$134,613	$136,034	$148,568	$419,215	$141,970	$138,437	$150,389	$430,796

Organic Sales Growth (Decline) %
Product					4.2%	2.4%	-0.1%	2.1%
Service					10.1%	-0.8%	7.3%	5.6%
Enerpac Tool Group					5.5%	1.8%	1.2%	2.8%

(3) Organic Sales (formerly referred to as "core sales") is defined as sales excluding the impact to foreign currency changes and the impact from recent acquisitions and divestitures to net sales.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In thousands, except for per share amounts)
	Fiscal 2023					Fiscal 2024
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Adjusted Earnings (4)
Net Earnings	$7,453	$4,497	$12,380	$22,231	$46,561	$17,738	$17,817	$25,778	$-	$61,333
Earnings (loss) from Discontinued Operations, net of income tax	1,044	(2,661)	(4,596)	(874)	(7,088)	(567)	(54)	3,157	-	2,535
Net Earnings from Continuing Operations	$6,409	$7,158	$16,976	$23,105	$53,649	$18,305	$17,871	$22,621	$-	$58,798
Impairment & divestiture (benefit) charges	-	-	-	(6,155)	(6,155)	147	-	-	-	147
Restructuring charges (1)	982	2,987	2,252	1,461	7,681	2,401	398	1,595	-	4,393
Leadership transition charges	400	202	90	90	783	-	-	-	-	-
M&A charges	-	196	166	653	1,015	-	-	-	-	-
ASCEND transformation program charges	9,419	11,372	5,947	8,681	35,419	1,229	1,607	2,042	-	4,878
Accelerated debt issuance costs	317	-	-	-	317	-	-	-	-	-
Net tax effect of reconciling items above	(719)	(1,652)	(3,197)	(4,408)	(9,976)	(411)	(185)	(666)	-	(1,262)
Other income tax expense	-	144	-	-	144	-	137	-	-	137
Adjusted Net Earnings from Continuing Operations	$16,808	$20,407	$22,234	$23,427	$82,877	$21,671	$19,828	$25,592	$-	$67,091

Adjusted Diluted Earnings per share (4)
Net Earnings	$0.13	$0.08	$0.22	$0.40	$0.82	$0.32	$0.33	$0.47	$-	$1.12
Earnings (loss) from Discontinued Operations, net of income tax	0.02	(0.05)	(0.08)	(0.02)	(0.12)	(0.01)	(0.00)	0.06	-	0.05
Net Earnings from Continuing Operations	$0.11	$0.12	$0.30	$0.41	$0.94	$0.33	$0.33	$0.41	$-	$1.07
Impairment & divestiture (benefit) charges, net of tax effect	-	-	-	(0.11)	(0.11)	0.00	-	-	-	0.00
Restructuring charges (1), net of tax effect	0.02	0.05	0.03	0.01	0.11	0.04	0.00	0.02	-	0.07
Leadership transition charges, net of tax effect	0.01	0.00	0.00	0.00	0.01	-	-	-	-	-
M&A charges, net of tax effect	-	0.00	0.00	0.01	0.01	-	-	-	-	-
ASCEND transformation program charges, net of tax effect	0.15	0.17	0.06	0.10	0.48	0.02	0.03	0.03	-	0.08
Accelerated debt issuance costs, net of tax effect	0.01	0.00	0.00	0.00	0.00	-	-	-	-	-
Other income tax expense	-	0.00	-	-	-	-	0.00	-	-	0.00
Adjusted Diluted Earnings per share from Continuing Operations	$0.29	$0.35	$0.39	$0.42	$1.45	$0.39	$0.36	$0.47	$-	$1.22

Free Cash Flow
Cash provided by (used in) operating activities	$17,533	$(7,756)	$17,254	$50,572	$77,603	$(6,675)	$13,327	$30,306	$-	$36,958
Capital expenditures	(2,535)	(2,346)	(2,915)	(919)	(8,715)	(1,567)	(1,585)	(1,818)	-	(4,970)
Free Cash Flow	$14,998	$(10,102)	$14,339	$49,653	$68,888	$(8,242)	$11,742	$28,488	$-	$31,988

Notes continued:
(4) Adjusted earnings from continuing operations and adjusted diluted earnings per share represent net earnings and diluted earnings per share per the Condensed Consolidated Statements of Earnings net of charges or credits for items to be highlighted for comparability purposes. These measures are not calculated based upon GAAP and should not be considered as an alternative to net earnings or diluted earnings per share or as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Enerpac Tool Group companies.

For all reconciliations of GAAP measures to Non-GAAP measures, the summation of the individual components may not equal the total due to rounding. With respect to the earnings per share reconciliations the impact of share dilution on the calculation of the net earnings or loss per share and discontinued operations per share may result in the summation of these components not equaling the total earnings per share from continuing operations.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP To Non-GAAP Guidance
(In millions)
	Fiscal 2024
	Low	High
Reconciliation of Continued Operations GAAP Operating Profit
To Adjusted EBITDA (5)
GAAP Operating profit	$118	$128
ASCEND transformation program charges	10	7
Restructuring charges	5	3
Adjusted operating profit	$133	$138
Other expense, net	(1)	(1)
Depreciation & amortization	15	13
Adjusted EBITDA	$147	$150

Reconciliation of GAAP Cash Flow From Operations to Free Cash Flow
Cash provided by operating activities	$68	$83
Capital expenditures	(8)	(13)
Free Cash Flow Guidance	$60	$70

Notes continued:
(5) Management does not provide guidance on GAAP financial measures as we are unable to predict and estimate with certainty items such as potential impairments, refinancing costs, business divestiture gains/losses, discrete tax adjustments, or other items impacting GAAP financial metrics. As a result, we have included above only those items about which we are aware and are reasonably likely to occur during the guidance period covered.

Contact:
Travis Williams
Director of Investor Relations
+1.262.293.1912